SHARE PURCHASE AGREEMENT

by and among

WORLDSTAR ENERGY CORP.,

JEWEL STAR GROUP LIMITED

and

NATIONAL BASE INVESTMENT LIMITED

Dated as of February 12, 2007

- ii -

SHARE PURCHASE AGREEMENT

This SHARE PURCHASE AGREEMENT (this “Agreement”), dated as of February 12, 2007, is entered into by and among Worldstar Energy Corp. (“Worldstar”), a Nevada corporation, Jewel Star Group Limited, a BVI corporation (“Jewel”) and National Base Investment Limited (“National”), a BVI company and a wholly-owned subsidiary of Jewel.

W I T N E S S E T H:

WHEREAS:

(A)                     Jewel holds one issued and outstanding ordinary share (the “Share”) of National and WorldStar has agreed to buy and Jewel has agreed to sell the Share to Worldstar, on the terms and conditions and for the consideration described in this Agreement;

NOW, THEREFORE, in consideration of the mutual promises, covenants, representations and warranties made herein and of the mutual benefits to be derived herefrom, the parties hereto agree as follows:

PART 1

SALE AND PURCHASE OF THE SHARE

Sale and Purchase of the Shares

1.1                     Subject to the terms and conditions hereof, Jewel will sell to Worldstar, and Worldstar will purchase from Jewel, the Share at a price of $8,860,000 (the “Purchase Price”), payable through the issuance of 30,000,000 Worldstar shares valued at $0.25 each plus $1,360,000 cash at the Closing in the manner set forth in §1.2.

Closing

1.2                     The closing of the sale and purchase of the Share contemplated by §1.1 (the “Closing”) shall take place on or before February 28, 2007 (the “Closing Date”) at a location to be agreed upon by Worldstar and Jewel subject to the satisfaction or waiver of the conditions precedent set forth in Part 7 of this Agreement. At the Closing:

(a)           Jewel will deliver or cause to be delivered to Worldstar, free and clear of any Lien, a certificate representing the Share, duly endorsed or accompanied by a stock power or other instrument of transfer duly executed for transfer to Worldstar together with any other documents or actions necessary to accomplish the foregoing;

(b)           Worldstar will pay Jewel an amount equal to the Purchase Price, by delivery of one certificate for 30,000,000 Worldstar shares registered in the name of Jewel, plus wire transfer of immediately available funds to the account of Jewel designated on the Disclosure Schedule or otherwise in writing to Worldstar at least one Business Day prior to the Closing Date.

PART 2

REPRESENTATIONS AND WARRANTIES OF JEWEL

Jewel hereby represents and warrants to Worldstar as follows, as of the date hereof and as of the Closing Date:

Authorization, etc.

2.1                     Jewel has full power, authority and capacity to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the purchase and sale of Shares contemplated hereby. The execution, delivery and performance of this Agreement by Jewel, and the consummation of the purchase and sale of the Share contemplated hereby, have been duly authorized by all requisite corporate action of Jewel and National. Jewel and National have duly executed and delivered this Agreement. This Agreement constitutes the legal, valid and binding obligation of Jewel and National enforceable against each party in accordance with its terms.

Title to Shares

2.2                     As of Closing, Jewel owns, legally and beneficially, the Share. Upon the delivery of and payment for the Share at the Closing as provided for in this Agreement, Worldstar will acquire good and valid title to the Share free and clear of any Lien.

No Conflicts, etc.

2.3                     The execution, delivery and performance of this Agreement by each Bulgan Entity, and the consummation of the purchase and sale of the Share contemplated hereby, do not and will not conflict with, contravene, result in a violation or breach of or default under (with or without the giving of notice or the lapse of time or both), create in any other Person a right or claim of termination or amendment, or require modification, acceleration or cancellation of, or result in the creation of any Lien (or any obligation to create any Lien) upon any of the properties or assets of any Bulgan Entity under, (a) any Law applicable to any Bulgan Entity or any of its properties or assets, (b) any provision of any of the Organizational Documents of such Bulgan Entity or (c) any Contract, or any other agreement or instrument to which any Bulgan Entity is a party or by which any of its properties or assets may be bound except, in the case of each of clauses (a), (b) and (c), as would not reasonably be expected to prevent or materially impair or delay the ability of Jewel to sell the Share and otherwise fulfill its obligations under this Agreement.

Corporate Status

2.4         (a)          Jewel. Jewel is a corporation duly organized and validly existing under the laws of BVI, and has full power and authority to, conduct its business and to own or lease and to operate its properties as and in the places where such business is conducted and such properties are owned, leased or operated.

(b)           National. National is a BVI limited liability company, duly organized, validly existing and in good standing under the laws of BVI. National is a wholly owned Subsidiary of Jewel, and has full power and authority to, conduct its business and to own or lease and to operate its properties as and in the places where such business is conducted and such properties are owned, leased or operated.

(c)           Each of the other Bulgan Entities is duly incorporated and validly existing under the laws of the jurisdiction of incorporation as set forth in Schedule E.

Consents

2.5                     All Governmental Approvals or other Consents required to be obtained by each Bulgan Entity in connection with the execution and delivery of this Agreement and the consummation of the purchase and sale of the Share contemplated hereby have been obtained.

Taxes

2.6                     Jewel hereby acknowledges and represents that neither Worldstar nor any Bulgan Entity will be required pursuant to any applicable Law to pay any Taxes or to act as withholding agent for Taxes due from any Bulgan Entity to any Governmental Authority in connection with the consummation of the purchase and sale of the Share contemplated by this Agreement.

Accuracy of Disclosure Schedule

2.7                     The information about the Bulgan Entities contained in the Disclosure Schedule is true and correct in all material respects and does not omit to disclose any information needed to understand the current operation, assets and liabilities of the Bulgan Entities taken as a whole.

Survival of Representations and Warranties

2.8                     Each of the representations and warranties of Jewel and National in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Closing Date and shall continue in force thereafter.

PART 3

REPRESENTATIONS AND WARRANTIES OF WORLDSTAR

Worldstar represents and warrants to Jewel as follows, as of the date hereof and as of the Closing Date:

Authorization, etc.

3.1                     Worldstar has full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the purchase and sale of Shares contemplated hereby. The execution, delivery and performance of this Agreement by Worldstar, and the consummation of the purchase and sale of the Share contemplated hereby, have been duly authorized by all requisite corporate action of Worldstar. Worldstar has duly executed and delivered this Agreement. This Agreement constitutes the legal, valid and binding obligation of Worldstar, enforceable against Worldstar in accordance with its terms.

No Conflicts, etc.

3.2                     The execution, delivery and performance of this Agreement by Worldstar, and the consummation of the purchase and sale of the Share contemplated hereby, do not and will not conflict with, contravene, result in a violation or breach of or default under (with or without the giving of notice or the lapse of time, or both), create in any other Person a right or claim of termination or amendment, or require modification, acceleration or cancellation of, or result in or require the creation of any Lien (or any obligation to create any Lien) upon any of the properties or assets of Worldstar under (a) any Law applicable to Worldstar or any of its properties or assets, (b) any provision of any of the Organizational Documents of Worldstar, or (c) any Contract, or any other agreement or instrument to which Worldstar is a party or by which its properties or assets may be bound except, in the case of each of clauses (a), (b) and (c), as would not reasonably be expected to prevent or materially impair or delay the ability of Worldstar to purchase the Share and otherwise fulfill its obligations under this Agreement.

Corporate Status

3.3                     Worldstar is company duly organized, validly existing and in good standing under the laws of Nevada and has full power and authority to conduct its business and to own or lease and to operate its properties as and in the place where such business is conducted and such properties are owned, leased or operated.

Public Disclosure

3.4                     The public disclosures of Worldstar filed with the SEC are correct in all material respects. Worldstar has fewer than two million issued and outstanding shares and no obligations to issue shares in excess of this figure.

Consents

3.5                     No Governmental Approvals or other Consents is required to be obtained by Worldstar in connection with the execution and delivery of this Agreement and the consummation of the purchase and sale of Shares contemplated hereby have been obtained.

Survival of Representations and Warranties of Worldstar

3.6                     Each of the representations and warranties of Worldstar in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Closing Date and shall continue in force thereafter.

PART 4

COVENANTS OF THE BULGAN ENTITIES

Further Actions

4.1

(a)           Each Bulgan Entity shall use reasonable efforts to take or cause to be taken all actions, and to do or cause to be done all other things, necessary, proper or advisable in order for such Bulgan Entity to fulfill and perform its obligations in respect of this Agreement, or otherwise to consummate and make effective the purchase and sale of the Share and the Bulgan Reorganization.

(b)           Each Bulgan Entity shall, as promptly as practicable, (i) make, or cause to be made, all filings and submissions required under any Law applicable to such Bulgan Entity, and give such reasonable undertakings as may be required in connection therewith, and (ii) use reasonable efforts to obtain or make, or cause to be obtained or made, all Governmental Approvals and Consents necessary to be obtained or made by such Bulgan Entity, in each case in connection with this Agreement or the consummation of the purchase and sale of the Share contemplated hereby.

(c)           Each Bulgan Entity shall coordinate and cooperate with Worldstar in exchanging such information and supplying such reasonable assistance as may be reasonably requested by Worldstar in connection with the filings and other actions contemplated by §5.1.

(d)           At all times prior to the Closing Date, each Bulgan Entity shall promptly notify Worldstar in writing of any fact, condition, event or occurrence that could reasonably be expected to result in the failure of any of the conditions contained in §7.1 and §7.2 to be satisfied, promptly upon becoming aware of the same.

Payment of Taxes

4.2                     Jewel shall pay all Taxes due or payable to any Governmental Authority in BVI incurred or to be incurred in connection with the sale and transfer of the Share by Jewel to Worldstar hereunder and in connection with any sale and transfer of the Share to Jewel.

Further Assurances

4.3                     Following the Closing Date, each Bulgan Entity shall, from time to time, execute and deliver such additional instruments, documents, conveyances or assurances and take such other actions as shall be necessary, or otherwise reasonably be requested by Worldstar, to confirm and assure the rights and obligations provided for in this Agreement and render effective the consummation of the purchase and sale of the Share contemplated hereby, or otherwise to carry out the intent and purposes of this Agreement (which include the transfer by Jewel to Worldstar of the ownership and intended benefits of the Share in the manner contemplated by §1.2) ..

PART 5

COVENANTS OF WORLDSTAR

Further Actions

5.1

(a)           Worldstar shall use reasonable efforts to take or cause to be taken all actions, and to do or cause to be done all other things, necessary, proper or advisable in order for Worldstar to fulfill and perform its obligations in respect of this Agreement, or otherwise to consummate and make effective the purchase and sale of the Share contemplated hereby.

(b)           Worldstar shall, as promptly as practicable, (i) make, or cause to be made, all notices, filings and submissions required under any Law applicable to Worldstar, and give such reasonable undertakings as may be required in connection therewith, and (ii) use reasonable efforts to obtain or make, or cause to be obtained or made, all Governmental Approvals and Consents necessary to be obtained or made by Worldstar, in each case in connection with this Agreement or the consummation of the purchase and sale of the Share contemplated hereby.

(c)           Worldstar shall coordinate and cooperate with Jewel in exchanging such information and supplying such reasonable assistance as may be reasonably requested by Jewel in connection with the filings and other actions contemplated by §4.1.

(d)           At all times prior to the Closing Date, Worldstar shall promptly notify each Bulgan Entity in writing of any fact, condition, event or occurrence that could reasonably be expected to result in the failure of any of the conditions contained in §7.1 and §7.3 to be satisfied, promptly upon becoming aware of the same.

Further Assurances

5.2                     Following the Closing Date, Worldstar shall from time to time, execute and deliver such additional instruments, documents, conveyances or assurances and take such other actions as shall be necessary, or otherwise reasonably be requested by Jewel, to confirm and assure the rights and obligations provided for in this Agreement and render effective the consummation of the purchase and sale of the Share contemplated hereby, or otherwise to carry out the intent and purposes of this Agreement.

PART 6

COVENANTS OF WORLDSTAR AND THE BULGAN ENTITIES

Confidentiality

6.1                     Each party shall maintain the confidentiality of Confidential Information in accordance with procedures adopted by such party in good faith to protect confidential information of third parties delivered to such party, provided that such party may deliver or disclose Confidential Information to (i) such party’s representatives, Affiliates, shareholders, limited partners, members of its investment committees, advisory committees, and similar bodies, and Persons related thereto, who are informed of the confidentiality obligations of this §6.1, (ii) any Governmental Authority having jurisdiction over such party to the extent required by applicable Law or (iii) any other Person to which such delivery or disclosure may be necessary or appropriate (A) to effect compliance with any Law applicable to such party, or (B) in response to any subpoena or other legal process, provided that, in the cases of clauses (ii) and (iii) above, the disclosing party shall provide each other party with prompt written notice thereof so that the appropriate party may seek (with the cooperation and reasonable efforts of the disclosing party) a protective order, confidential treatment or other appropriate remedy, and in any event shall furnish only that portion of the information which is reasonably necessary for the purpose at hand and shall exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded such information to the extent reasonably requested by any other party.

Publicity

6.2                     Except as may be required by applicable Law, none of the parties hereto shall issue a publicity release or announcement or otherwise make any public disclosure concerning this Agreement or the purchase and sale of the Share contemplated hereby or the Other Transactions, without prior written approval of Worldstar and Jewel. If any announcement is required by applicable Law to be made by any party hereto, prior to making such announcement such party will deliver a draft of such announcement to the other parties and shall give the other parties an opportunity to comment thereon.

PART 7

CONDITIONS PRECEDENT

Conditions to Obligations of Each Party

7.1                     The obligations of each party to consummate the purchase and sale of the Share contemplated hereby shall be subject to the fulfillment on or prior to the Closing Date of the following conditions:

(a)           No Injunction, etc. Consummation of the purchase and sale of the Share contemplated hereby shall not have been restrained, enjoined or otherwise prohibited or made illegal by any applicable Law, including any order, injunction, decree or judgment of any court or other Governmental Authority in any material respect; and no such Law that would have such an effect shall have been promulgated, entered, issued or determined by any court or other Governmental Authority to be applicable to this Agreement. No action or proceeding shall be pending or threatened by any Governmental Authority on the Closing Date before any court or other Governmental Authority to restrain, enjoin or otherwise prevent the consummation of the purchase and sale of the Share contemplated hereby in any material respect.

(b)           Satisfactory Due Diligence. Each of the parties hereto shall be satisfied with the results of its due diligence investigations into the business, financial and legal status of each party hereto and of the Bulgan Entities. Each of the parties shall provide full access to its records in connection with the other party’s due diligence reviews and in addition National shall provide all information about the Bulgan Entities that Worldstar may request.

(c)           Other Transactions. The Other Transactions shall have been consummated on or prior to the Closing Date.

Conditions to Obligations of Worldstar

7.2                     The obligation of Worldstar to consummate the purchase and sale of the Share contemplated hereby shall be subject to the fulfillment on or prior to the Closing Date of the following additional conditions, which each Bulgan Entity agrees to cause to be fulfilled:

(a)           Representations, Performance

(i)           The representations and warranties of the Bulgan Entities contained in Part 2 (i) shall be true and correct in all material respects at and as of the date hereof,(ii) shall be repeated and shall be true and correct in all material respects on and as of the Closing Date with the same effect as though made on and as of the Closing Date, except in the case of each of clauses (i) and (ii) as would not reasonably be expected to prevent or materially impair or delay the ability of Jewel to sell the Share and otherwise fulfill its obligations under this Agreement.

(ii)           Each Bulgan Entity shall have in all material respects duly performed and complied with all agreements, covenants and conditions required by this Agreement to be performed or complied with by such Bulgan Entity prior to or on the Closing Date, except as would not reasonably be expected to prevent or materially impair or delay the ability of Jewel to sell the Share and otherwise fulfill its obligations under this Agreement.

(b)           Corporate and Other Proceedings. All corporate, partnership and other proceedings of each Bulgan Entity in connection with the purchase and sale of the Share contemplated by this Agreement, and all documents and instruments incident thereto, shall be satisfactory in form and substance to Worldstar and its counsel in their reasonable judgment, and Worldstar and its counsel shall have received all such documents and instruments, or copies thereof, certified if requested, as may be reasonably requested.

(c)           Completion of $5.5 million Financing. WorldStar shall have received the proceeds of the sale of 22 million common shares at $0.25 each from investors who have agreed that the proceeds can be used to complete the transaction contemplated hereby.

(d)           Legal Opinions. WorldStar shall have received legal opinions which are satisfactory to it, acting reasonably, that confirm that Bulgan Mongolia owns the Licenses, is owned by Bulgan Gold which is, in turn, as to 52% owned by Bulgan GIL, which in turn is owned as to 98% by National, all in accordance with the organization chart attached as Schedule E.

(e)           Financial Statements. Worldstar shall have received audited Financial Statements for each of the Bulgan Entities which as of December 31, 2006 show only nominal assets and liabilities except for Bulgan Gold which shall show the financial effects of the Bulgan Gold Shareholder’s Agreement.

Conditions to Obligations of the Bulgan Entities

7.3                     The obligation of each Bulgan Entity to consummate the Bulgan Reorganization contemplated hereby shall be subject to the fulfillment, on or prior to the Closing Date, of the following additional conditions, which Worldstar agrees to cause to be fulfilled:

(a)           Representations, Performance, etc.

(i)           The representations and warranties of Worldstar contained in Part 3 (i) shall be true and correct in all material respects at and as of the date hereof, (ii) shall be repeated and shall be true and correct in all material respects on and as of the Closing Date with the same effect as though made at and as of such time, except in the case of each of clauses (i) and (ii) as would not reasonably be expected to prevent or materially impair or delay the ability of Worldstar to purchase the Share and otherwise fulfill its obligations under this Agreement.

(ii)           Worldstar shall have in all material respects duly performed and complied with all agreements, covenants and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date, except as would not reasonably be expected to prevent or materially impair or delay the ability of Worldstar to purchase the Share and otherwise fulfill its obligations under this Agreement.

PART 8

TERMINATION

Termination

8.1                     This Agreement may be terminated at any time prior to the Closing Date:

(a)           By the written agreement of Worldstar and Jewel;

(b)           By Jewel or Worldstar by written notice to the other party if the Other Transaction Agreements shall have terminated in accordance with their terms or the conditions in §7.1(a), 7.1(b)or 7.1(c) are not met by the Closing Date; or

(c)           By Worldstar if there shall have been a material breach of any covenant or agreement on the part of the Bulgan Entities contained in this Agreement such that the condition set forth in §7.2(a)(i) or §7.2(a)(ii) would not be satisfied and which shall not have been cured within 30 days following written notice of such breach; provided that Worldstar shall not have the right to terminate this Agreement pursuant to this §8.1(c) if Worldstar is then in material breach of any of its covenants or agreements contained in this Agreement such that the Closing condition set forth in §7.2(a)(i) or §7.2(a)(ii) would not be satisfied; or

(d)           By Jewel if there shall have been a material breach of any covenant or agreement on the part of Worldstar contained in this Agreement such that the condition set forth in §7.3(a)(i) and §7.3(a)(ii) would not be satisfied and which shall not have been cured within 30 days following written notice of such breach; provided that Jewel shall not have the right to terminate this Agreement pursuant to this §8.1(d) if any Bulgan Entity is then in material breach of any of its covenants or agreements contained in this Agreement such that the Closing condition set forth in §7.2(a)(i) or §7.2(a)(ii) would not be satisfied.

Effect of Termination

8.2                     In the event of the termination of this Agreement pursuant to the provisions of §8.1, this Agreement shall become void and have no effect, without any liability to any Person in respect hereof or of the purchase and sale of the Share contemplated hereby on the part of any party hereto, or any of its directors, officers, representatives, stockholders or Affiliates, except as specified in §4.2, §6.1, §6.2, §8.2, §10.1 and §10.3 and except for any liability resulting from such party’s breach of this Agreement prior thereto.

PART 9

DEFINITIONS

Terms Generally

9.1                     The words “hereby,” “herein,” “hereof,” “hereunder” and words of similar import refer to this Agreement as a whole and not merely to the specific section, paragraph or clause in which such word appears. All references herein to Sections shall be deemed references to Sections of this Agreement unless the context shall otherwise require. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The definitions given for terms in this Part 9 and elsewhere in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. Except as otherwise expressly provided herein, all references to “dollars” or “US$” shall be deemed references to the lawful money of the United States of America.

Certain Terms

9.2                     Whenever used in this Agreement, the following terms shall have the respective meanings given to them below or in the Sections indicated below:

Affiliate: of a Person means a Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the first Person, including but not limited to a Subsidiary of the first Person, a Person of which the first Person is a Subsidiary, or another Subsidiary of a Person of which the first Person is also a Subsidiary.

Agreement: means this Agreement with all Schedules.

Bulgan Entities: means National, Bulgan GIL, Bulgan Gold and Bulgan Mongolia, together.

Bulgan GIL: means Bulgan Gold Investment Limited, a Hong Kong company.

Bulgan Gold Shareholder’s Agreement: means the December 18, 2006 Agreement involving the Bulgan Reorganization and which is attached as Schedule D.

Bulgan Gold: means Bulgan Gold (Hong Kong) Limited, a Hong Kong company.

Bulgan Mongolia: means Bulgan Gold LLC, a Mongolian company and holder of State Registration Certificate No. 9011045098.

Bulgan Reorganization: means the carrying out of the transactions contemplated by this Agreement, together with the Other Transactions.

Business Day: any day that is not a Saturday, Sunday or other day on which banks are required or authorized by Law to be closed in Nevada, Hong Kong or Mongolia.

Claimant: as defined in §10.3(b) .

Closing Date: as defined in §1.2.

Closing: as defined in §1.2.

Confidential Information: information regarding this Agreement and the Other Transaction Agreements including the terms, status and existence thereof, provided that such Confidential Information does not include information that (a) was publicly known or otherwise known to such receiving party prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such receiving party or any Person acting on such party’s behalf, or (c) otherwise becomes known to such receiving party other than through disclosure by the delivering party or any Person with a duty to keep such information confidential.

Consent: any consent, approval, authorization, waiver, permit, grant, franchise, concession, agreement, license, certificate, exemption, order, registration, declaration, filing, report or notice of, with or to any Person.

Contract: all loan agreements, indentures, letters of credit (including related letter of credit applications and reimbursement obligations), mortgages, security agreements, pledge agreements, deeds of trust, bonds, notes, guarantees, surety obligations, warranties, licenses, franchises, permits, powers of attorney, purchase orders, leases, and other agreements, contracts, instruments, obligations, offers, commitments, arrangements and understandings, written or oral.

Control (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of voting securities, by contract or credit arrangement, as trustee or executor, or otherwise.

Governmental Approval: any Consent of, with or to any Governmental Authority.

Governmental Authority: any nation or government, any state or other political subdivision thereof; any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, any government authority, agency, department, board, commission or instrumentality of any nation or any political subdivision thereof; any court, tribunal or arbitrator; and any self-regulatory organization.

ICC: as defined in §10.3(b) .

Jewel: as defined in the first paragraph of this Agreement.

Law: all applicable provisions of all (a) constitutions, treaties, statutes, laws, codes, rules, regulations, ordinances or orders of any Governmental Authority, (b) Governmental Approvals and (c) orders, decisions, injunctions, judgments, awards and decrees of or agreements with any Governmental Authority.

Licenses: means the 50 mineral exploration licenses granted to Bulgan Mongolia in December 2006 and more particularly described on Schedule B.

Lien: any mortgage, pledge, deed of trust, hypothecation, right of others, claim, security interest, encumbrance, burden, title defect, title retention agreement, lease, sublease, license, occupancy agreement, easement, covenant, condition, encroachment, voting trust agreement, interest, option, right of first offer, negotiation or refusal, proxy, lien, charge or other restrictions or limitations of any nature whatsoever, including but not limited to such Liens as may arise under any Contract.

Loan and Share Pledge Agreement: means the agreement whereby Worldstar has lent to Bulgan GIL funds to facilitate the Bulgan Reorganization.

National Base: means National Base Investment Limited.

Organizational Documents: as to any Person, its certificate or articles of incorporation, bylaws and other organizational documents.

Other Transaction Agreements: the Bulgan Gold Shareholder’s Agreement, the Loan and Share Pledge Agreement and the Subscription Agreements.

Other Transactions: the transactions contemplated by the Other Transaction Agreements.

Person: any natural person, firm, partnership, association, corporation, company, trust, business trust, Governmental Authority or other entity.

Purchase Price: as defined in §1.1.

Register of Members: as defined in §1.2.

Request: as defined in §10.3(b) .

Respondent: as defined in §10.3(b) .

Schedules: means the following schedules which are attached hereto and form part of this Agreement

Schedule A - Disclosure
Schedule Schedule B - List of Licenses
Schedule C - Mongolian Legal Counsel Opinion
Schedule D - Bulgan Gold Shareholders’ Agreement
Schedule E - Post-Closing Organizational Chart

Share: as defined in the recitals of this Agreement.

Subscription Agreement: means the agreements under which Worldstar is to raise $5.5 million as a condition to the Closing in order to fund the Bulgan Reorganization.

Subsidiaries: each corporation or other Person in which a Person owns or controls, directly or indirectly, share capital or other equity interests representing more than 50% of the outstanding voting stock or other equity interests.

Tax: any federal, state, local or foreign income, alternative, minimum, accumulated earnings, personal holding company, franchise, share capital, profits, windfall profits, gross receipts, sales, use, value added, transfer, registration, stamp, premium, excise, customs duties, severance, environmental, real property, personal property, ad valorem, occupancy, license, occupation, employment, payroll, social security, disability, unemployment, workers’ compensation, withholding, estimated or other similar tax, duty, fee, assessment or other governmental charge or deficiencies thereof (including all interest and penalties thereon and additions thereto).

Worldstar: means Worldstar Energy, Corp. a Nevada company which has its common shares listed on the OTC Bulletin Board.

PART 10

MISCELLANEOUS

Expenses

10.1 E                    xcept as set forth below in this §10.1 or as otherwise specifically provided for in this Agreement, each Bulgan Entity, on the one hand, and Worldstar, on the other hand, shall bear their respective expenses, costs and fees (including attorneys’ fees) in connection with the purchase and sale of the Share contemplated hereby, including the preparation, execution and delivery of this Agreement and compliance herewith, whether or not the purchase and sale of the Share contemplated hereby shall be consummated; provided that for the avoidance of doubt, any Tax or other expense associated with the transfer of the Share contemplated hereby shall be borne solely by Jewel.

Notices

10.2                     All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if

(a)	delivered personally,

(b)	sent by next-day or overnight mail or delivery, or

(c)	sent by email, as follows:

(i) if to Worldstar,

c/o Mike Kinley, President 65 - 468 Seymour Street
Vancouver, British Columbia, Canada V6B 3H1

winslowassoc@shaw.ca

(ii) if to Jewel,

Richard Tay c/o 2803 Wing On House No. 71 Des Voeux Road Central Hong Kong

Attention: Y.C. Lee

tayfamily@pacific.net.sg

(or, in each case, at such other address as may be specified in writing to the other parties hereto in accordance with this §10.2. )

All such notices, requests, demands, waivers and other communications shall be deemed to have been received (i) if by personal delivery on the day after such delivery, (ii) if by next-day or overnight mail or delivery, on the day delivered, (iii) if by facsimile, on the next day following the day on which such facsimile was sent, provided that a copy is also sent by another method described herein.

Governing Law and Dispute Resolution

10.3         (a)          This Agreement shall be governed in all respects, including as to validity, interpretation and effect, by the laws of the State of Nevada.

(b)           Dispute Resolution

(i)           Any dispute, controversy or claim arising out of, relating to, or in connection with this Agreement, or the breach, termination or validity hereof, shall be finally settled exclusively by arbitration. The arbitration shall be conducted in accordance with the rules of the International Chamber of Commerce (the “ICC”) in effect at the time of the arbitration, except as they may be modified by mutual agreement of the parties. The seat of the arbitration shall be Singapore, provided, that, the arbitrators may hold hearings in such other locations as the arbitrators determine to be most convenient and efficient for all of the parties to such arbitration under the circumstances. The arbitration shall be conducted in the English language.

(ii)          The arbitration shall be conducted by three arbitrators. The party (or the parties, acting jointly, if there are more than one) initiating arbitration (the “Claimant”) shall appoint an arbitrator in its request for arbitration (the “Request”). The other party (or the other parties, acting jointly, if there are more than one) to the arbitration (the “Respondent”) shall appoint an arbitrator within 30 days of receipt of the Request and shall notify the Claimant of such appointment in writing. If within 30 days of receipt of the Request by the Respondent, either party has not appointed an arbitrator, then that arbitrator shall be appointed by the ICC. The first two arbitrators appointed in accordance with this provision shall appoint a third arbitrator within 30 days after the Respondent has notified Claimant of the appointment of the Respondent’s arbitrator or, in the event of a failure by a party to appoint, within 30 days after the ICC has notified the parties and any arbitrator already appointed of the appointment of an arbitrator on behalf of the party failing to appoint. When the third arbitrator has accepted the appointment, the two arbitrators making the appointment shall promptly notify the parties of the appointment. If the first two arbitrators appointed fail to appoint a third arbitrator or so to notify the parties within the time period prescribed above, then the ICC shall appoint the third arbitrator and shall promptly notify the parties of the appointment. The third arbitrator shall act as Chair of the tribunal.

(iii)         The arbitral award shall be in writing, state the reasons for the award, and be final and binding on the parties. The award may include an award of costs, including reasonable attorneys’ fees and disbursements. In addition to monetary damages, the arbitral tribunal shall be empowered to award equitable relief, including, but not limited to, an injunction and specific performance of any obligation under this Agreement. The arbitral tribunal is not empowered to award damages in excess of compensatory damages, and each party hereby irrevocably waives any right to recover punitive, exemplary or similar damages with respect to any dispute, except insofar as a claim is for indemnification for an award of punitive damages awarded against a party in an action brought against it by an independent third party. The arbitral tribunal shall be authorized in its discretion to grant pre-award and post-award interest at commercial rates. Any costs, fees or taxes incident to enforcing the award shall, to the maximum extent permitted by Law, be charged against the party resisting such enforcement. Judgment upon the award may be entered by any court having jurisdiction thereof or having jurisdiction over the relevant party or its assets.

(iv)          In order to facilitate the comprehensive resolution of related disputes, and upon request of any party to the arbitration proceeding, the arbitration tribunal may, within 90 days of its appointment, consolidate the arbitration proceeding with any other arbitration proceeding involving any of the parties relating to this Agreement and the Other Transaction Agreements. The arbitration tribunal shall not consolidate such arbitrations unless it determines that (x) there are issues of fact or law common to the proceedings, so that a consolidated proceeding would be more efficient than separate proceedings, and (y) no party would be prejudiced as a result of such consolidation through undue delay or otherwise. In the event of different rulings on this question by the arbitration tribunal constituted hereunder and any tribunal constituted under the Other Transaction Agreements, the ruling of the tribunal constituted under this Agreement will govern, and that tribunal will decide all disputes in the consolidated proceeding.

(v)           The parties agree that the arbitration shall be kept confidential and that the existence of the proceeding and any element of it (including but not limited to any pleadings, briefs or other documents submitted or exchanged, any testimony or other oral submissions, and any awards) shall not be disclosed beyond the tribunal, the ICC, the parties, their counsel and any person necessary to the conduct of the proceeding, except as may be lawfully required in judicial proceedings relating to the arbitration or otherwise, or as required by NASDAQ rules or the rules of any other quotation system or exchange on which the disclosing party’s securities are listed or applicable Law.

(vi)          The costs of arbitration shall be borne by the losing party unless otherwise determined by the arbitration award.

(vii)         All payments made pursuant to the arbitration decision or award and any judgment entered thereon shall be made in United States dollars, free from any deduction, offset or withholding for Taxes.

(viii)        Notwithstanding this §10.3(b) or any other provision to the contrary in this Agreement, no party shall be obligated to follow the foregoing arbitration procedures where such party intends to apply to any court of competent jurisdiction for an interim injunction or similar equitable relief against any other party, provided there is no unreasonable delay in the prosecution of that application.

Binding Effect

10.4                     This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns.

Assignment

10.5                     This Agreement shall not be assignable or otherwise transferable by any party hereto without the prior written consent of the other parties hereto, and any purported assignment or other transfer without such consent shall be void and unenforceable.

Third Party Beneficiaries

10.6                     It is expressly agreed by the parties hereto that shall be a third party beneficiary of all of the terms of this Agreement and shall be entitled to enforce its rights as such under this Agreement.

Amendment; Waivers, etc.

10.7                     No amendment, modification or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment, modification, discharge or waiver is sought. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time. Neither the waiver by any of the parties hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure by any of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder. The rights and remedies herein provided are cumulative and none is exclusive of any other, or of any rights or remedies that any party may otherwise have at law or in equity. The rights and remedies of any party based upon, arising out of or otherwise in respect of any inaccuracy or breach of any representation, warranty, covenant or agreement or failure to fulfill any condition shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant or agreement as to which there is no inaccuracy or breach. The representations and warranties of Worldstar shall not be affected or deemed waived by reason of any investigation made by or on behalf of Jewel (including but not limited to by any of its advisors, consultants or representatives) or by reason of the fact that Jewel or any of such advisors, consultants or representatives knew or should have known that any such representation or warranty is or might be inaccurate.

Entire Agreement

10.8                     This Agreement constitutes the entire agreement and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

Severability

10.9                     If any provision, including any phrase, sentence, clause, section or subsection, of this Agreement is invalid, inoperative or unenforceable for any reason, such circumstances shall not have the effect of rendering such provision in question invalid, inoperative or unenforceable in any other case or circumstance, or of rendering any other provision herein contained invalid, inoperative, or unenforceable to any extent whatsoever.

Headings

10.10                    The headings contained in this Agreement are for purposes of convenience only and shall not affect the meaning or interpretation of this Agreement.

Counterparts

10.11                    This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

WORLDSTAR ENERGY CORP.

By: "Michael Kinley"
Authorized Signatory
Name: Michael Kinley
Title: CEO/CFO/Director

JEWEL STAR GROUP LIMITED

By: "TAY Thai Seng"
Authorized Signatory
Name: TAY Thai Seng (Richard)
Title: Director

NATIONAL BASE INVESTMENT LIMITED

By: "TAY Thai Seng"
Authorized Signatory
Name: TAY Thai Seng (Richard)
Title: Director

SCHEDULE A

DISCLOSURE SCHEDULE

1.	JEWEL STAR GROUP LIMITED

	a)	Business address – 2091, Gahood Villa, Baixin Zhuang, Shunyi District, 101300 Beijing, China

	b)	i)	Shareholder - TAY Thai Seng ( 1 share of US$1.00 )

		ii)	Director – TAY Thai Seng

	c)	Authorized Share Capital – 50,000 shares of US$1.00 each

	d)	Contracts & Agreements - None

	e)	Bank Account - to be provided in writing prior to closing

	f)	Only assets is 100% of shares of National Base Investment Limited

	g)	Other business or operations – None

	h)	Employees - None

2.	NATIONAL BASE INVESTMENT LIMITED

	a)	Business address – 2091, Gahood Villa, Baixin Zhuang, Shunyi District, 101300 Beijing, China

	b)	i)	Shareholder - Jewel Star Group Limited ( 1 share of US$1.00 )

		iii)	Director – TAY Thai Seng

	c)	Authorized Share Capital – 50,000 shares of US$1.00 each

	d)	Contracts & Agreements - None

e)	Bank Account – None

f)	Only assets is 98 shares of Bulgan Gold Investment Limited

g)	Other business or operations – None

h)	Employees - None

3.	BULGAN GOLD INVESTMENT LIMITED

a)	Business address – 2091, Gahood Villa, Baixin Zhuang, Shunyi District, 101300 Beijing, China

b)	i) Shareholder - TAY Thai Seng ( 1 share of HK$1.00 )

	ii)	National Base Investment Limited ( 49 shares of HK$1.00 each )

	iv)	Director – TAY Thai Seng

c)	Authorized Share Capital – HK$10,000 divided into 10,000 shares of HK$1.00 each

d)	Contracts & Agreements –

	1)	Loan Agreement with Bulgan Gold (HK) Ltd. for advancing US$3,714,286.00 to Bulgan Gold (HK) Ltd.

	2)	Loan and Pledge Agreement with Worldstar for obtaining US$3,640,000 from Worldstar.

	3)	Loan Agreement with Tay Thai Seng for obtaining US$74,286 from Tay Thai Seng.

e)	Bank Account - to be provided in writing prior to closing

Authorised Signatory: TAY Thai Seng

f)	Only asset is 52 shares (out of 100) of Bulgan Gold (Hong Kong) Limited

g)	Other business and operations – None

h)	Employees – None

4.	BULGAN GOLD (HONG KONG) LIMITED

a)	Business address – 5th Floor, Pico Tower, No.66 Gloucester Road, Wanchai, Hong Kong

b)	i) Shareholders -

1)	HARTANTO Hady (18 shares of HK$1.00 each )

2)	RADNAABAZAR Bazar (30 shares of HK$1.00 each )

3)	Bulgan Gold Investment Limited (52 shares of HK$1.00 each)

ii)	Directors –

	1)	HARTANTO Hady

	2)	RADNAABAZAR Bazar

	3)	YEONG Chee Thong

	4)	TAY Thai Seng

c)	Share Capital – HK$10,000 divided into 10,000 shares of HK$1.00 each

d)	Contracts & Agreements

	1)	Bulgan Gold Shareholder’s Agreement.

	2)	Loan Agreement with Radnaabazar Bazar for obtaining US$2,142,857 from Radnaabazar Bazar.

	3)	Loan Agreement with Bulgan Gold Investment Limited for obtaining US$3,714,286 from Bulgan Gold Investment Limited.

	4)	Loan Agreement with Hartanto Hady for obtaining US$1,285,714 from Hartanto Hady.

e)	Bank Account - to be provided in writing prior to closing

f)	Only asset is 100% of Bulgan Gold LLC

g)	Other business and operations – None

h)	Employees - None

5.	BULGAN GOLD LLC

a)	Business Address – B-1, “Greenhouse” building, Chinggis Avenue, the 1st horoo, Khan- Uul District, Ulaanbataar, Mongolia

b)	1) Shareholder – Bulgan Gold Hong Kong Limited

2) Directors – Radnaabazaar BAZAR

c)	Share Capital – 100 shares with a par value of US$100 per share

d)	Contracts and Agreements – None

e)	Bank Account - to be provided in writing prior to closing

f)	Only asset is 50 Licenses

g)	Other business and operations – None

h)	Employees - None

SCHEDULE B

LIST OF LICENSES

See Exhibit A to Schedule C
to this Agreement

SCHEDULE C

MONGOLIAN LEGAL COUNSEL OPINION

МОНГОЛЫН ӨМГӨӨЛӨГЧДИЙН ХОЛБООНЫ ГИШҮҮН, ӨМГӨӨЛӨГЧ ДЭМБЭРЭЛИЙН ОРОСОО

Улаанбаатар-46, шуудангийн хайрцаг 1111,
E-mail: orosoo_d@yahoo.com, Факс: 976-11-321921,
Утас: 9191-2801, 315734

2007. 02. 01 № 09/07

Танай ______________-ны №______________-т

To: WORLD STAR ENERGY

Re: Mongolian Legal Opinion in respect of Bulgan Gold LLC Mongolia and Bulgan Gold (HK) Limited

We hereby confirm that Bulgan Gold LLC (which was incorporated on 11th December 2006 in Mongolia) is the beneficial and legal owner of the 50 licenses more particularly described in Exhibit "A" attached to this letter free from any encumbrances. Bulgan Gold LLC has been duly paying all the expenditures regarding transferring the licenses described in Exhibit "A". We also confirm that Bulgan Gold LLC is the 100% investment of Bulgan Gold (HK) Limited (formerly known as Lucky (HK) Holdings Limited), a company incorporated in Hong Kong and with its registered office at 2803, Wing On House, 71 Des Voeux Road Central, Hong Kong.

Dated this 27 days of 2007

Solicitor D. Opocoo /Orosoo Demberel/

2007 он 2 сар 1 өдөр Бүртгэлийн № 438
.... аймаг, хот .. Наигалтай .. сум,
дүүргийн нотариатч ... Ц.Энхтуяа .. би
энэ хуулбарын үнэн зөвийг гэрчлэв.
Үйлчилгээний хөлсөнд 400 .. төгрөг хураав.
Нотариатч

EXHIBIT A

Bulgan Gold LLC

List of Exploration blocks.

№	License number	License type	Area (hectar)	Province	Soum	Field name	Name of the license holder
1	9440	X	168,354	Omnogobi	Bulgan, Khankhongor	Zalaa Khairkhan uul	Bulgan Gold LLC
2	9966	X	4,864	Khovsgol, Bulgan	Tarialan, Teshig	Uluntyn undur uul	Bulgan Gold LLC
3	9823	X	5,873	Khovsgol	Tarialan	Badaryn gol	Bulgan Gold LLC
4	11326	X	29,094	Uvs	Tsagaankhairkhan, Khyargas	Tsagaankhairkhan	Bulgan Gold LLC
5	9822	X	1,906	Khovsgol	Tarialan	Tariat am	Bulgan Gold LLC
6	9824	X	9,254	Khovsgol	Tarialan	Bayangol	Bulgan Gold LLC
7	9167	X	18,425	Khovd	Durgun, Myangad	Kharlag uul	Bulgan Gold LLC
8	9419	X	6,848	Omnogobi	Khanbogd	Ulaan khad uul	Bulgan Gold LLC
9	9418	X	8,235	Omnogobi	Manlai	Khoroot dov	Bulgan Gold LLC
10	9656	X	20,963	Uvs, Khovd	Ulgii, Myangad, Durgun	Oyut-Ovoo	Bulgan Gold LLC
11	8277	X	9,365	Khentii	Kherlen	Norov	Bulgan Gold LLC
12	9881	X	1,849	Bayankhongor	Bayan-Ovoo	Undur khar uul	Bulgan Gold LLC
13	9880	X	2,474	Bayankhongor	Jinst, Ulziit	Saryn sair	Bulgan Gold LLC
14	9655	X	3,084	Tov	Lun	Khar-uul	Bulgan Gold LLC
15	8260	X	5,541	Bulgan	Orkhon	Seeryn gol	Bulgan Gold LLC
16	9652	X	562	Selenge	Orkhontuul	Toilbo khooloi	Bulgan Gold LLC
17	10547	X	363	Khovd	Altai	Bodonch	Bulgan Gold LLC
18	10546	X	2,036	Arkhangai	Ikh tamir	Altansandal	Bulgan Gold LLC
19	10545	X	235	Tov	Bayantsagaan	Nomtyn gol	Bulgan Gold LLC
20	10713	X	8,192	Arkhangai	Khotont	Ereentolgoi	Bulgan Gold LLC
21	10746	X	5,300	Sukhbaatar	Sukhbaatar	Baidrag	Bulgan Gold LLC

ГОУЛД ХХК
BULGAN
GOLD
Co.,Ltd
УЛААНБААТАР ХОТ
ТТА5366 ... 5101891

Sheet1

Page 1

EXHIBIT A

Bulgan Gold LLC

22	10743	X	30,692	Sukhbaatar	Tuvshinshiree	Ulziit -A	Bulgan Gold LLC
23	10740	X	801	Selenge	Baruunburen	Saikhan ovoo	Bulgan Gold LLC
24	10950	X	2,184	Bayankhongor	Bayantsagaan	Kholboo gol	Bulgan Gold LLC
25	10951	X	450	Selenge, Darkhan uul	Mandal, Khongor	Shar narst	Bulgan Gold LLC
26	10952	X	1,469	Dornogobi	Dalanjargalan	Maikhan del	Bulgan Gold LLC
27	10953	X	3,665	Dornogobi	Urgun	Tushleg	Bulgan Gold LLC
28	10954	X	240	Dornogobi	Airag	Erdene tolgoi	Bulgan Gold LLC
29	10955	X	726	Dornogobi	Khatanbulag	Bor khoshuu	Bulgan Gold LLC
30	10956	X	151,770	Omnogobi	Gurvan tes	Khar tolgod	Bulgan Gold LLC
31	10957	X	3,381	Selenge	Mandal	Ar gahai	Bulgan Gold LLC
32	10964	X	17,177	Omnogobi	Bulgan, Mandal ovoo	Nariin am	Bulgan Gold LLC
33	10946	X	5,109	Selenge	Mandal	Tsagaan chuluut	Bulgan Gold LLC
34	11254	X	16,351	Gobi Altai	Erdene	Gyant	Bulgan Gold LLC
35	11255	X	1,129	Gobi Altai	Tseel	Yamaat us	Bulgan Gold LLC
36	11269	X	26,791	Gobi Altai	Bugat, Tonkhil	Shar khooloi	Bulgan Gold LLC
37	11291	X	25,119	Omnogobi	Gurvan tes	Nogoon uul	Bulgan Gold LLC
38	11298	X	2,066	Khentii	Umnudelger	Saikhan ovoo	Bulgan Gold LLC
39	11299	X	1,425	Khentii	Norovlin	Tsagaan undur	Bulgan Gold LLC
40	10947	X	87,964	Dornogobi	Khatanbulag	Tukhum -2	Bulgan Gold LLC
41	10948	X	70,073	Dornogobi	Khatanbulag, Khovsgol, Mandakh	Tukhum -1	Bulgan Gold LLC
42	10949	X	4,053	Khovsgol	Tariatan	Chandmana undur	Bulgan Gold LLC
43	11301	X	3,526	Sukhbaatar	Sukhbaatar	Manan uul	Bulgan Gold LLC
44	11359	X	1,877	Gobi Altai	Sharga	Dund sharyn am	Bulgan Gold LLC

БУЛГАН ГОУЛД ХХК
BULGAN GOLD Co.,Ltd
УЛААНБААТАР ХОТ
ТТА5366 ☏ 5101891

Sheet1

Page 2

EXHIBIT A

Bulgan Gold LLC

45	11302	X	17,369	Khentii	Bayan adraga	Bayan ulziit uul	Bulgan Gold LLC
46	11358	X	5,657	Dornod	Bayan uul	Kheremt undur uul	Bulgan Gold LLC
47	11360	X	301	Bayan Ulgii	Tsengel	Tugrug nuur	Bulgan Gold LLC
48	11463	X	10,517	Gobi Altai	Tonkhil	Khatan uul	Bulgan Gold LLC
49	11492	X	7,485	Sukhbaatar	Asgat	Tsakhildag	Bulgan Gold LLC
50	11794	X	5,701	Sukhbaatar	Sukhbaatar	Bor derst	Bulgan Gold LLC
	Total		**817,885**				

БУЛГАН ГОУЛД ХХК
BULGAN GOLD Co.,Ltd
УЛААНБААТАР ХОТ
ТТА5366 ☎ 5101891

Approved by: **/R.Bazar, Pressident/**

Sheet1

Page 3

SCHEDULE D

BULGAN GOLD SHAREHOLDERS’ AGREEMENT

THIS AGREEMENT is made the 18th day of December Two Thousand And Six

BETWEEN RADNAABAZAR Bazar of Mongolia, Ulaanbaatar, Bayanzurkh Disrict, 16th Khoroo, Block – 17, Apartment #35, Mongolia ("Bazar") of the one part: and HARTANTO Hady of 5th Floor, Pico Tower, No.66 Gloucester Road, Wanchai, Hong Kong ("Hady") of the other part. Bazar and Hady are where not inapplicable referred to as "the parties hereto".

WHEREAS

(1) Lucky (HK) Holdings Limited (佳運香港集團有限公司) whose registered office is situate at Room 2803, Wing On House, No.71 Des Voeux Road Central, Hong Kong ("the Company") is a company limited by shares under the Companies Ordinance Chapter 32 of the Laws of Hong Kong and its authorized share capital is HK$10,000.00 divided into 10,000 shares of HK$1.00 each and 3 of which have been subscribed for by Bazar, representing 30% of the shareholding in the company and 7 of which have been subscribed for by Hady, representing 70% of the shareholding in the company.

(2) Bazar warrants and represents that he and his associates are the beneficial owners of Bulgan Gold LLC, a company incorporated in Mongolia on 11th December 2006 ("Bulgan Gold") which will be the registered and beneficial owner of certain 50 licenses more particularly described in Exhibit "A" attached hereto ("the Property").

(3) Bazar warrants and represents that Bulgan Gold is a newly incorporated company. Apart from the acquisition of the Property, Bulgan Gold has no other creditors or indebtedness or business.

(4) The parties hereto have agreed to enter into a joint venture on a 3 to 7 basis in Hong Kong to finance through the Company the acquisition of Bulgan Gold and the Property upon the terms and conditions hereinafter appearing.

NOW IT IS HEREBY AGREED as follows :-

1. The name of the Company' shall be changed to Bulgan Gold (HK) Limited or such other name as may be agreed to by the parties hereto as soon as possible.

2. The Memorandum and Articles of Association of the Company shall be in the form

1

attached hereto and marked "B" and no amendments shall be made unless such amendments are approved by the members of the Company in General Meeting.

3. The parties hereto shall procure that 1 nominee of Bazar, 1 nominee of Hady and 2 nominees of the New Shareholder described hereinafter will be appointed as Directors of the Company and any Director so appointed shall be re-elected upon retirement and further shall not be removed from office without the consent of the Shareholder who nominated him.

4. (a) Bazar shall procure that on or before 15th January 2007 :-

(i) all the issued shares of Bulgan Gold shall be transferred to the Company as soon as practicable so that the Company shall become the beneficial and legal owner of Bulgan Gold free from any encumbrances;

(ii) the Property shall be transferred to Bulgan Gold as soon as practicable so that Bulgan Gold shall become the beneficial and legal owner of the Property free from any encumbrances.

A Mongolian legal opinion shall be produced by Bazar to confirm such status and rights of Bulgan Gold. All payments required to effect such changes and for the legal opinion shall be paid by Bazar solely.

(b) Bazar shall procure that the operation and management of Bulgan Gold shall be in accordance with the direction of the Company.

5. Hady hereby agrees and undertakes that unless he can bring in Bulgan Gold Investment Limited. a company incorporated in Hong Kong and owned by WorldStar Energy, Corp.. a company duly incorporated under the laws of the State of Nevada and is publicly traded on the OTCBB under the WSTR trading symbol or such other party who is not a Mongolian citizen or legal entity as a new shareholder ("New Shareholder") of the Company and cause the Company to pay US$7,142,857.00 to Bazar or Bulgan Alt LLC within 14 working days after receipt of the Property by Bulgan Gold described in Clause 4 above, Hady shall transfer his 7 shares in the Company to Bazar at nominal value forthwith upon such failure.

6. (a) The parties hereto hereby agree to and Hady shall procure the New Shareholder to lend the following sums of money (or such other sums as may be mutually agreed by the parties hereto) to the Company within 14 days after the receipt of the Property by

2

Bulgan Gold :-

(i) Bazar shall lend US$2,142,857.00

(ii) Hady shall lend US$1.285.714.00 (the US$250.000.00 previously paid by Hady to Bazar pursuant to an agreement executed on 9th December 2006 between Bazar and Hady in respect of Skyway (HK) Holdings Limited (to be renamed to Bulgan Alt (HK) Limited) shall be deemed to be part of this sum lent by Hady to the Company and received by Bazar)

(iii) New Shareholder shall lend US$3.714,286.00.

(b) The parties hereto further agree that should the Company require more loan from the shareholders, Bazar has no obligation to advance such loan.

(c) The above loans will bear interest at the rate of 2% above the prime rate of Citibank, N.A. in New York, New York, U.S.A., and such interest will be payable in arrears monthly on the last day of each calendar month. The parties hereto further agree that they shall have no right to demand for repayment of the loans unless and until the Company shall have received repayment from Bulgan Gold.

7. (a) Upon receipt of the said sum of US$7,142,857.00 by the Company, each of the parties hereto and the New Shareholder shall forthwith make an unconditional application in writing to the Company for the allotment to each of them for cash at par value for the following number of shares of HK$1.00 each in the capital of the Company and neither party hereto shall withdraw any application so made:

Bazar	27 shares
Hady	11 shares
New Shareholder	52 shares
	90 shares

All these shares shall also be subject to the terms and conditions of this Agreement.

(b) Each of the parties hereto shall take such steps as lied within its power to procure that the Company makes simultaneous allotments of the shares so applied for.

3

(c) No further issue of shares will be made without Bazar's consent.

8. (a) Subject to Clause 9 hereof, each of the Shareholders shall not sell, pledge, hypothecate, assign, transfer or otherwise dispose of its shares in the Company without first giving one month's written notice to the other Shareholders of its intention to sell, pledge, hypothecate, assign, transfer or otherwise dispose of its shares. The Shareholder giving the notice shall concurrently with the giving of the notice make a written offer to sell its shares to the other Shareholders at a price determined by the mutual agreement of the Shareholders where the Shareholders are able to mutually agree on price within 7 days.

(b) In the event that the Shareholders are unable to agree on a price within the above-mentioned time, the price of the shares shall be determined by appraisal. The appraisal shall be conducted by the auditor of the Company or, if such auditor is unwilling or unable to conduct an appraisal, by an appraiser named by the auditor. In making the appraisal, the appraiser shall value the immovable property at the fair market value and personal property at the replacement cost where appropriate. The appraisal shall be conclusively binding on all of the parties concerned.

(c) Any purported transfer or other disposition in violation of this Agreement shall be void and shall give the other Shareholders the right to purchase the shares in a manner and on the terms and conditions provided for herein.

9. (a) A Shareholder shall at any time be deemed to have served a transfer notice to take effect immediately if one or more of the following events shall have occurred :-

(i) if such Shareholder shall be declared or shall declare itself to be bankrupt or (being a corporate Shareholder) shall enter into liquidation or have a receiver or administrator appointed of the whole or any part of its assets or any other analogous steps shall be taken in any jurisdiction outside Hong Kong (other than in the case of a voluntary liquidation for the purpose of a bona fide reconstruction or amalgamation whilst solvent);

(ii) if such Shareholder shall fail to rectify any material breach by it of the terms of this Agreement (where any such material breach is capable of remedy) within

4

twenty-eight days after it shall have received notice from the other Shareholder(s) requiring such material breach to be rectified;

(iii) if at the date hereof in relation to any Shareholder any one person or entity (a "Controlling Party") :

(1) holds a majority of the voting rights in relation to such Shareholder; or

(2) is a member of such Shareholder and has the right to appoint or remove a majority of its board of directors.

and if the identity of such Controlling Party shall change PROVIDED ALWAYS THAT the other Shareholders may at any time waive the provisions of this sub-clauses 9(a)(iii);

(b) Each of the Shareholders hereby irrevocably and by way of security pursuant to Section 4 of the Powers of Attorney Ordinance appoints the other Shareholders as its attorney to sign seal or otherwise execute and deliver a stock transfer form or any other instrument that may be required in order to effect a transfer pursuant to the provisions of Clause 9(a) hereof of its shareholding in the Company to the remaining Shareholders upon due payment for the shares being transferred and to procure the registration of such transfer in the books of the Company.

10. (a) Save as referred to in Clause 9 hereof, the parties hereto agree and undertake that no Shareholder shall be entitled to dispose of the legal or beneficial interest in any shares in the Company held or owned by it from time to time.

(b) Each Shareholder transferring its shares in the Company pursuant to Clause 9 hereof shall procure :-

(i) that prior to the registration of any such transfer, the transferee thereof will enter into an agreement with the other Shareholders on terms corresponding mutatis mutandis to those accepted by it hereunder (including the provisions of this Clause 10 with respect to subsequent transferees) and all share certificates issued by the Company shall bear a legend to that effect, and

(ii) that any directors of the Company that may have been appointed by such transferring Shareholder in accordance with the provisions of Clause 3 hereof

5

shall furnish letters of resignation to the Company.

11. Subject to provisions of Clause 9 hereof this Agreement shall not be capable of being assigned either in whole or part by a Shareholder without the prior written consent of the other Shareholders.

12. The parties hereto shall keep the terms of and all information in connection with this Agreement confidential for one year after the execution of this Agreement.

13. Any notice given pursuant to this Agreement shall be in writing and shall be sufficiently given to any party if sent in a prepaid letter by ordinary post or registered post addressed to that party at the party's last known address or place of business and any notice so given shall be deemed unless the contrary is proved to have been effected at the time at which the letter would be delivered in ordinary course of post.

14. If there shall be any conflicts in any manner whatsoever between these presents and the Articles of Association of the Company currently in force, these presents shall prevail.

15. Should the New Shareholder require a new shareholders' agreement be entered with it to reflect the agreement herein provided, the parties hereto hereby agree to sign such new agreement to replace this Agreement.

16. This Agreement shall be governed by and interpreted in accordance with the laws and regulations of Hong Kong currently in force.

6

EXHIBIT A

The Property :-

[Description of the 50 Licenses with Bulgan Gold LLC rubber stamp]

БУЛГАН ГОУЛД ХХК

BULGAN GOLD Co.,Ltd

УЛААНБААТАР ХОТ

8

EXHIBIT A

Bulgan Gold LLC

22	10743	X	30,692	Sukhbaatar	Tuvshinshiree	Ulziit -A	Bulgan Gold LLC
23	10740	X	801	Selenge	Baruunburen	Saikhan ovoo	Bulgan Gold LLC
24	10950	X	2,184	Bayankhongor	Bayantsagaan	Kholboo gol	Bulgan Gold LLC
25	10951	X	450	Selenge, Darkhan uul	Mandal, Khongor	Shar narst	Bulgan Gold LLC
26	10952	X	1,469	Dornogobi	Dalanjargalan	Maikhan del	Bulgan Gold LLC
27	10953	X	3,665	Dornogobi	Urgun	Tushleg	Bulgan Gold LLC
28	10954	X	240	Dornogobi	Airag	Erdene tolgoi	Bulgan Gold LLC
29	10955	X	726	Dornogobi	Khatanbulag	Bor khoshuu	Bulgan Gold LLC
30	10956	X	151,770	Omnogobi	Gurvan tes	Khar tolgod	Bulgan Gold LLC
31	10957	X	3,381	Selenge	Mandal	Ar gahai	Bulgan Gold LLC
32	10964	X	17,177	Omnogobi	Bulgan, Mandal ovoo	Nariin am	Bulgan Gold LLC
33	10946	X	5,109	Selenge	Mandal	Tsagaan chuluut	Bulgan Gold LLC
34	11254	X	16,351	Gobi Altai	Erdene	Gyant	Bulgan Gold LLC
35	11255	X	1,129	Gobi Altai	Tseel	Yamaat us	Bulgan Gold LLC
36	11269	X	26,791	Gobi Altai	Bugat, Tonkhil	Shar khooloi	Bulgan Gold LLC
37	11291	X	25,119	Omnogobi	Gurvan tes	Nogoon uul	Bulgan Gold LLC
38	11298	X	2,066	Khentii	Umnudelger	Saikhan ovoo	Bulgan Gold LLC
39	11299	X	1,425	Khentii	Norovlin	Tsagaan undur	Bulgan Gold LLC
40	10947	X	87,964	Dornogobi	Khatanbulag	Tukhum -2	Bulgan Gold LLC
41	10948	X	70,073	Dornogobi	Khatanbulag, Khovsgol, Mandakh	Tukhum -1	Bulgan Gold LLC
42	10949	X	4,053	Khovsgol	Tarialan	Chandmana undur	Bulgan Gold LLC
43	11301	X	3,526	Sukhbaatar	Sukhbaatar	Manan uul	Bulgan Gold LLC
44	11359	X	1,877	Gobi Altai	Sharga	Dund sharyn am	Bulgan Gold LLC

БУЛГАН ГОУЛД ХХК
BULGAN GOLD Co.,Ltd
УЛААНБААТАР ХОТ
ТТА5[illegible] 5101391

Sheet1

Page 2

EXHIBIT A

Bulgan Gold LLC

45	11302	X	17,369	Khentii	Bayan adraga	Bayan ulziit uul	Bulgan Gold LLC
46	11358	X	5,657	Dornod	Bayan uul	Kheremt undur uul	Bulgan Gold LLC
47	11360	X	301	Bayan Ulgii	Tsengel	Tugrug nuur	Bulgan Gold LLC
48	11463	X	10,517	Gobi Altai	Tonkhil	Khatan uul	Bulgan Gold LLC
49	11492	X	7,485	Sukhbaatar	Asgat	Tsakhildag	Bulgan Gold LLC
50	11794	X	5,701	Sukhbaatar	Sukhbaatar	Bor derst	Bulgan Gold LLC
	Total		**817,885**				

Approved by: [Stamp: БУЛГАН ГОУЛД ХХК / BULGAN GOLD Co.,Ltd / УЛААНБААТАР ХОТ / ТТА5366 ... 5101891] [signature]

/R.Bazar, Pressident/

Sheet1

Page 3

EXHIBIT B

MEMORANDUM

AND

ARTICLES OF ASSOCIATION

OF

LUCKY (HK) HOLDINGS LIMITED

(佳運香港集團有限公司)

9

No. 1088432
編號

COMPANIES ORDINANCE
(CHAPTER 32)
香港法例第32章
公司條例

CERTIFICATE OF CHANGE OF NAME
公司更改名稱證書

* * *

I hereby certify that
本人謹此證明

LUCKY (HK) HOLDINGS LIMITED
佳運香港集團有限公司

having by special resolution changed its name, is now incorporated under
經通過特別決議，已將其名稱更改，該公司的註冊名

the name of
稱現為

BULGAN GOLD (HK) LIMITED

Issued by the undersigned on 21 December 2006.
本證書於二〇〇六年十二月二十一日簽發。

Miss Nancy O. S. YAU
....
for Registrar of Companies
Hong Kong
香港公司註冊處處長
（公司註冊主任 邱愛琛 代行）

LUCKY (HK) HOLDINGS LIMITED

MINUTES of the First Meeting of the Board of Directors of the Company held at its registered office on the 8th day of Dec. 2006

PRESENT : HARTANTO Hady

YEONG Chee Thong

RADNAABAZAR Bazar

Tay Thai Seng

1. **CHAIRMAN**

Mr. HARTANTO Hady took the chair of the meeting.

2. **CERTIFICATE OF INCORPORATION**

There were produced the Certificate of Incorporation of the Company No.1088432 dated the 17th day of November 2006 and a print of the Memorandum and Articles of Association as registered.

3. **APPOINTMENT OF DIRECTOR**

There was produced of a form dated 8th Dec. 2006 signed by the subscriber to the Memorandum of Association of the Company appointing the following person to be first Director of the Company namely: -

HARTANTO Hady
YEONG Chee Thong
RADNAABAZAR Bazar
Tay Thai Seng

4. **REGISTERED OFFICE**

It was resolved that the registered office of the Company be situated at Room 2803, Wing On House, No.71 Des Voeux Road Central, Hong Kong at the date hereof.

5. **COMMON SEAL**

It was resolved that the Seal an impression of which is affixed at the margin of these Minutes be and is hereby adopted as the Common Seal of the Company.

6. **APPOINTMENT OF SECRETARY**

It was resolved that YCLEE Management Limited be appointed as Secretary of the

No. 1088466
編號

COMPANIES ORDINANCE
(CHAPTER 32)
香港法例第32章
公司條例

CERTIFICATE OF CHANGE OF NAME
公司更改名稱證書

* * *

I hereby certify that
本人謹此證明

RICH STAR (HK) HOLDINGS LIMITED
富星香港集團有限公司

having by special resolution changed its name, is now incorporated under
經通過特別決議，已將其名稱更改，該公司的註冊名

the name of
稱現為

Bulgan Gold Investment Limited

Issued by the undersigned on 21 December 2006.
本證書於二〇〇六年十二月二十一日簽發。

Miss Nancy O. S. YAU
....
for *Registrar of Companies*
Hong Kong
香港公司註冊處處長
（公司註冊主任 邱愛琛 代行）

RICH STAR (HK) HOLDINGS LIMITED

MINUTES of the First Meeting of the Board of Directors of the Company held at its registered office on the 8th day of December 2006

PRESENT : TAY Thai Seng

1. **CHAIRMAN**

Mr. Tay Thai Seng took the chair of the meeting.

2. **CERTIFICATE OF INCORPORATION**

There were produced the Certificate of Incorporation of the Company No.1088466 dated the 17th day of November 2006 and a print of the Memorandum and Articles of Association as registered.

3. **APPOINTMENT OF DIRECTOR**

There was produced of a form dated 8th Dec., 2006 signed by the subscriber to the Memorandum of Association of the Company appointing the following person to be first Director of the Company namely: -

TAY Thai Seng

4. **REGISTERED OFFICE**

It was resolved that the registered office of the Company be situated at Room 2803, Wing On House, No.71 Des Voeux Road Central, Hong Kong at the date hereof.

5. **COMMON SEAL**

It was resolved that the Seal an impression of which is affixed at the margin of these Minutes be and is hereby adopted as the Common Seal of the Company.

6. **APPOINTMENT OF SECRETARY**

It was resolved that YCLEE Management Limited be appointed as Secretary of the Company with effect from the date hereof.

7. **TRANSFER OF SHARE**

There was produced to the meeting Instrument of Transfer together with Bought and Sold Notes duly signed by the parties thereto in respect of the subscriber's share.

It was resolved that the transfer of the following subscribers' shares be approved subject to the same being properly stamped: -

MEMORANDUM

AND

ARTICLES OF ASSOCIATION

OF

RICH STAR (HK) HOLDINGS LIMITED
富星香港集團有限公司

Incorporated the 17th day of November 2006

No. 1088466

[COPY]

COMPANIES ORDINANCE
(CHAPTER 32)

CERTIFICATE OF INCORPORATION

I hereby certify that

RICH STAR (HK) HOLDINGS LIMITED
富星香港集團有限公司

is this day incorporated in Hong Kong under the Companies Ordinance, and that this company is limited.

Issued by the undersigned on 17 November 2006.

(Sd.) Miss Nancy O. S. YAU
Miss Nancy O. S. YAU

....
for *Registrar of Companies*
Hong Kong

THE COMPANIES ORDINANCE (CHAPTER 32)

Private Company Limited by Shares

MEMORANDUM OF ASSOCIATION

OF

RICH STAR (HK) HOLDINGS LIMITED
富星香港集團有限公司

First:- The name of the Company is " RICH STAR (HK) HOLDINGS LIMITED 富星香港集團有限公司 ".

Second:- The Registered Office of the Company will be situated in Hong Kong.

Third:- The liability of the Members is limited.

Fourth:- The Share Capital of the Company is HK$10,000.00 divided into 10,000 shares of HK$1.00 each with the power for the company to increase or reduce the said capital and to issue any part of its capital, original or increased, with or without preference, priority or special privileges, or subject to any postponement of rights or to any conditions or restrictions and so that, unless the conditions of issue shall otherwise expressly declare, every issue of shares, whether declared to be preference or otherwise, shall be subject to the power hereinbefore contained.

****

1

I/We, the undersigned, whose name(s), address(es) and description(s) is/are hereto subscribed, am/are desirous of being formed into a Company in pursuance of this Memorandum of Association, and I/we respectively agree to take the number of share(s) in the capital of the Company set opposite to my/our respective name(s):-

Name(s), Address(es) and Description(s) of Subscriber(s)	Number of Share(s) taken by each subscriber
For and on behalf of GNL06 LIMITED (Sd.) LAU TAT HUNG, STANLEY .... Authorised Signature(s) Room 1001-4A, Champion Building, 287-291 Des Voeux Road Central, Hong Kong. Corporation	1
Total Number of Share(s) Taken.....	1

Dated the 26th day of October, 2006.
WITNESS to the above signature(s):

(Sd.) LAU MEI WAI
Secretary
Rooms 1001-4A, Champion Building,
287-291 Des Voeux Road Central,
Hong Kong.

2

THE COMPANIES ORDINANCE (CHAPTER 32)

Private Company Limited by Shares

ARTICLES OF ASSOCIATION

OF

RICH STAR (HK) HOLDINGS LIMITED
富星香港集團有限公司

Preliminary

1. The regulations contained in Table "A" in the First Schedule to the Companies Ordinance (Chapter 32) shall apply to the Company save in so far as they are hereby expressly excluded or modified. In case of conflict between the provisions of Table "A" and these presents, the provisions herein contained shall prevail.

2. The company is a private company and accordingly :-

   (a) the right to transfer shares is restricted in manner hereinafter prescribed;

   (b) the number of members of the company (exclusive of persons who are in the employment of the company and of persons who having been formerly in the employment of the company were while in such employment and have continued after the determination of such employment to be members of the company) is limited to fifty. Provided that where two or more persons hold one or more shares in the company jointly they shall for the purpose of this regulation be treated as a single member;

   (c) any invitation to the public to subscribe for any shares or debentures of the company is prohibited.

Transfer of Shares

3. The Directors may decline to register any transfer of shares to any person without giving any reason therefor. The Directors may suspend the registration of transfers during the twenty-one days immediately preceding the Annual General Meeting in each year. The Directors may decline to register any instrument of transfer, unless (a) a fee not exceeding five dollars is paid to the Company in respect thereof, and (b) the instrument of transfer is accompanied by the Certificate of the shares to which it relates, and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer.

Chairman of Directors

4. The Directors may elect a chairman of their meetings, and determine the period for which he is to hold office, and unless otherwise determined the chairman shall be elected annually. If no chairman is elected, or if at any meeting the chairman is not present within half an hour of the time appointed for holding the same, the Directors present shall choose someone of their number to be the chairman of such meeting.

3

5. Unless and until the Company in General Meeting shall otherwise determine, the number of Directors shall not be less than one. The first Directors of the Company shall be nominated in writing by the subscribers to the Memorandum of Association.

6. A Director who is about to go away from or is absent from Hong Kong may with the approval of the majority of the other Directors nominate any person to be his substitute and such substitute whilst he holds office as such shall be entitled to notice of meetings of the Directors and to attend and vote thereat accordingly and he shall ipso facto vacate office if and when the appointor returns to Hong Kong or vacate office as a Director or removes the substitute from office and any appointment and removal under this Article shall be effected by notice in writing under the hand of or by cable from the Director making the same. A Director may appoint (subject as above provided) one of the other Directors to be his substitute who shall thereupon be entitled to exercise (in addition to his own right of voting as a Director) such appointor's rights at meetings of the Directors.

7. At the Annual General Meeting to be held next after the adoption of these Articles and at every succeeding Annual General Meeting all Directors, except Permanent Directors if any are appointed, shall retire from office and shall be eligible for re-election.

8. A Director shall not require any qualification shares.

9. The office of a Director shall be vacated if the Director: -

(a) resigns his office by notice in writing to the Company; or

(b) becomes bankrupt or makes any arrangement or composition with his creditors generally; or

(c) becomes of unsound mind.

10. (a) No Director shall be disqualified from his office by contracting with the Company, nor shall any such contract or any contract entered into by or on behalf of the Company in which any Director shall be in any way interested be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract by reason only of such Director holding that office, or of the fiduciary relations thereby established but it is declared that the nature of his interest must be disclosed by him at the meeting of the Directors at which the contract is determined on if his interest then exists, or, in any other case, at the first meeting of the Directors after the acquisition of his interest. A Director may vote in respect of any contract or arrangement in which he is interested.

(b) A Director of the Company may be or become a Director of any company promoted by this Company or in which it may be interested as a vendor, shareholder or otherwise and no such Director shall be accountable for any benefits received as a Director or shareholder of such company.

11. The Directors may meet together for the dispatch of business, adjourn and otherwise regulate their meetings as they think fit and determine the quorum necessary for the transaction of business. Until otherwise determined, two Directors shall constitute a quorum. If the Company shall have only one director, a director may at any time summon a meeting of the directors, the provisions hereinafter contained for meetings of the directors shall not apply but such sole director shall have full power to represent and act for the Company in all matters and in lieu of minutes of a meeting shall record in writing and sign a note or memorandum of all matters requiring a resolution of the directors. Such note or memorandum shall constitute sufficient evidence of such resolution for all purposes.

12. Any casual vacancy occurring in the Board of Directors may be filled up by the Directors, but the person so chosen shall be subject to retirement at the same time as if he had become a Director on the day on which the Director in whose place he is appointed was last elected a Director.

4

13. Subject to the provisions of Article 6 hereof, the Directors shall have power at any time, and from time to time, to appoint a person as an additional Director who shall retire from office at the next following Annual General Meeting, but shall be eligible for election by the Company at that meeting as an additional Director.

14. The Company may by an ordinary resolution remove any Director and may by an ordinary resolution appoint another person in his stead. The person so appointed shall be subject to retirement at the same time as if he had become a Director on the day on which the Director in whose place he is appointed was last elected a Director.

15. Any Resolution of the Board of Directors in writing signed by the majority of the Directors, in whatever part of the world they may be, shall be valid and binding as a resolution of the Directors provided that notice shall have been given to all the Directors of the Company capable of being communicated with conveniently according to the last notification of address by each such Director given to the Registered Office of the Company.

16. Where any notice is required either by these Articles, by Table "A", by the Ordinance or otherwise, to be given to any Director or to any Member of the Company and where any consent, agreement, signature, notice by or authority from any Director or Member of the Company shall be valid if given by cable or by mail. This clause shall not apply to Special Resolutions.

Powers of Directors

17. The Directors, in addition to the powers and authorities by these Articles or otherwise expressly conferred upon them, may exercise all such powers and do all such acts and things as may be exercised or done by the Company in General Meeting subject nevertheless to the provisions of the Companies Ordinance (Chapter 32), to these Articles, and to any regulations from time to time made by the Company in General Meetings, provided that no such regulation so made shall invalidate any prior act of the Directors which would have been valid if such regulations had not been made.

18. Without prejudice to the general powers conferred by the preceding Article and the other powers conferred by these Articles, it is hereby expressly declared that the Directors shall have the following powers, that is to say, power: -

(1) To pay the costs, charges and expenses preliminary and incidental to the promotion, formation, establishment and registration of the Company.

(2) To purchase or otherwise acquire for the Company or sell or otherwise dispose of any property, rights or privileges which the Company is authorised to acquire at such price and generally on such terms and conditions as they shall think fit.

(3) To engage, suspend or dismiss the employees of the Company, and to fix and vary their salaries or emoluments.

(4) To institute, conduct, defend, compromise or abandon any legal proceedings by or against the Company or its officers, or otherwise concerning the affairs of the Company, and also to compound and allow time for payment or satisfaction of any debts due and of any claims or demands by or against the Company.

(5) To refer any claims or demands by or against the Company to arbitration and observe and perform the awards.

(6) To make and give receipts, releases and other discharges for moneys payable to the Company, and for claims and demands of the Company.

5

(7) To invest, lend or otherwise deal with any of the moneys or property of the Company in such manner as they think fit having regard to the Company's Memorandum of Association and from time to time to vary or realise any such investment.

(8) To borrow money on behalf of the Company, and to pledge, mortgage or hypothecate any of the property of the Company.

(9) To open a current account with themselves for the Company and to advance any money to the Company with or without interest and upon such terms and conditions as they shall think fit.

(10) To enter into all such negotiations and contracts and rescind and vary all such contracts and execute and do all such acts, deeds and things in the name and on behalf of the Company as they may consider expedient for, or in relation to, any of the matters aforesaid, or otherwise for the purposes of the Company.

(11) To give to any Director, officer or other person employed by the Company a commission on the profits of any particular business or transaction, and such commission shall be treated as part of the working expenses of the Company, and to pay commissions and make allowances (either by way of a share in the general profits of the Company or otherwise) to any person introducing business to the Company or otherwise promoting or serving the interest thereof.

(12) To sell, improve, manage, exchange, lease, let, mortgage or turn to account all or any part of the land, property, rights and privileges of the Company.

(13) To employ, invest or otherwise deal with any Reserve Fund or Reserve Funds in such manner and for such purposes as the Directors may think fit.

(14) To execute, in the name and on behalf of the Company, in favour of any Director or other person who may incur or be about to incur any personal liability for the benefit of the Company, such mortgages of the Company's property (present or future) as they think fit, and any such mortgage may contain a power of sale and such other powers, covenants and provision as shall be agreed upon.

(15) From time to time to provide for the management of the affairs of the Company abroad in such manner as they think fit, and in particular to appoint any persons to be the attorneys or agents of the Company with such powers (including power to sub-delegate) and upon such terms as they think fit.

(16) From time to time to make, vary or repeal rules and by-laws for the regulation of the business of the Company, its officers and servants.

(17) To delegate any or all of the powers herein to any Director or other person or persons as the Directors may at any time think fit.

19. Clause 81 of Table "A" shall not apply.

Seal and Cheques

20. The Seal of the Company shall be kept by the Board of Directors and shall not be used except with their authority.

21. Every document required to be sealed with the Seal of the Company shall be deemed to be properly executed if sealed with the Seal of the Company and signed by the Chairman of the Board of Directors, or such person or persons as the Board may from time to time authorised for such purpose.

6

22. All cheques, promissory notes, drafts, bills of exchange, and other negotiable instruments, shall be made, signed, drawn, accepted and endorsed, or otherwise executed by the person or persons from time to time authorised by a resolution of the Board of Directors.

General Meetings

23. For all purposes, the quorum for all general meetings shall be two members personally present and holding either in his own right or by proxy at least one-tenth of the paid-up capital of the Company. Notwithstanding any provision herein, one member shall constitute a quorum for a meeting of a company having only one member. No business shall be transacted at any General Meeting unless the requisite quorum be present at the commencement of the business.

24. A resolution in writing signed by all the members or the sole member shall be as valid and effectual as a resolution passed at a general meeting duly convened and held.

Votes of Members

25. All voting of members in respect of any matter or matters shall be by poll and every member present in person or by proxy shall have one vote for each share of which he is the holder.

Divisions of Profits

26. The net profits of the Company in each year shall be applied in or towards the formation of such reserve fund or funds and in or towards the payment of such dividends and bonuses as the Directors subject to the approval of the Company in General Meeting may direct.

27. No dividend shall be payable except out of the profits of the Company, and no dividend shall carry interest as against the Company.

28. A transfer of shares shall not pass the right to any dividend declared thereon before the registration of the transfer.

29. If two or more persons are registered as joint holders of any share, any one of such persons may give effectual receipts for any dividends or for other moneys payable in respect of such share.

30. The Directors may retain any dividends payable on shares on which the Company has a lien, and may apply the same in or towards satisfaction of the debts, liabilities or engagements in respect of which the lien exists.

31. All dividends unclaimed for one year after having been declared may be invested or otherwise made use of by the Directors for benefit of the Company until claimed.

Secretary

32. The First Secretary of the Company shall be **GSL06 LIMITED** who may resign from this office upon giving notice to Company of such intention and such resignation shall take effect upon the expiration of such notice or its earlier acceptance.

Notice

33. Any notice required to be given to the shareholders under these Articles may be in Chinese or English or both.

7

Name(s), Address(es) and Description(s) of Subscriber(s)
For and on behalf of GNL06 LIMITED (Sd.) LAU TAT HUNG, STANLEY .... Authorised Signature(s) Room 1001-4A, Champion Building, 287-291 Des Voeux Road Central, Hong Kong. Corporation

Dated the 26th day of October, 2006.
WITNESS to the above signature(s):

(Sd.) LAU MEI WAI
Secretary
Rooms 1001-4A, Champion Building,
287-291 Des Voeux Road Central,
Hong Kong.

8

Dated the 18th day of December 2006

****

****

AGREEMENT

****

Y.C. Lee, Pang & Kwok,
Solicitors,
Room 2803, Wing On House,
No.71 Des Voeux Road Central,
Hong Kong

Ref: YCL/21068/06 B6/ly

SCHEDULE E

POST-CLOSING ORGANIZATIONAL CHART

Others
Jewel Star
(BVI)
$5.5M
Investors
53.4%
7.4%
39.2%
Worldstar
(Nevada)
100%
National Base
(BVI)
Tay
98%
2%
Bulgan GIL
(HK)
B
30%
52%
H
18%
Bulgan Gold
(HK)
100%
Bulgan Mongolia
(M)
100%
50
Mongolian
Licences